UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 16, 2012

Circle Entertainment Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33902	36-4612924
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Madison Avenue, 15th Floor, New York, New York		10022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-796-8174

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2012, the Huff Alternative Fund ("Huff"), as the holder of the Company’s single share of outstanding Non-Voting Designated Preferred Stock, reappointed Bryan Bloom to serve as its director designee on the Company’s Board of Directors (the "Board") in accordance with its rights under the Certificate of Designation for the Non-Voting Preferred Stock to fill the vacancy created by Huff on April 8, 2010 when it removed Mr. Bloom as its director designee.

Accordingly, as of April 16, 2012, the number of directors on the Board has been increased from six to seven directors and Bryan Bloom has become a director.

In accordance with the terms of the Non-Voting Designated Preferred Stock, at the written request of Huff, the Board is required to appoint Mr. Bloom to serve on each committee of the Board to the extent permissible under the applicable rules and regulations of the Securities and Exchange Commission or The NASDAQ Global Market, or applicable law. The Board has not received any such written request from Huff to appoint Mr. Bloom to serve on any committees of the Board. In addition, Mr. Bloom (or any successor designated by the holder) has the right, subject to any restrictions of The NASDAQ Global Market or the Securities and Exchange Commission, or applicable law, to be a member of, and the chairman of, any committee of the Board formed for the purpose of reviewing any "related party transaction" that is required to be disclosed pursuant to Section 404 of the Sarbanes Oxley Act of 2002 or any successor rule or regulation or any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of the Company’s directors, officers or affiliates, including any such committee that may be formed pursuant to the applicable rules and regulations of the Securities and Exchange Commission or The NASDAQ Global Market. However, if Mr. Bloom (or any successor designated by the holder) would not be deemed independent or disinterested with respect to a related party transaction and therefore would not satisfy The NASDAQ Global Market or other applicable requirements for serving on the special committee formed with respect thereto, Mr. Bloom (or any successor designated by the holder) will not serve on the relevant special committee but will have the right to attend meetings of such special committee as an observer, subject to any restrictions of The NASDAQ Global Market or applicable law. Furthermore, in the event that the attendance at any meetings of any such special committee would raise confidentiality issues as between the parties to the transaction that, in the reasonable opinion of counsel to the relevant special committee, cannot be resolved by a confidentiality agreement, Mr. Bloom (or any successor designated by the holder) shall be required to recuse himself from such meetings.

The foregoing summary of the terms of the Non-Voting Designated Preferred Stock is qualified in its entirety by reference to the text of the Certificate of Designation, which is listed and incorporated by reference as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the Securities and Exchange Commission, and incorporated by reference herein.

Reference is made to "Item 3. Legal Proceedings" of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for a description of the stockholder litigation pending against, among others, the Company, filed by Huff.

Mr. Bloom served as Huff’s director designee on the Company’s Board of Directors from May 13, 2008 until his aforesaid removal by Huff on April 8, 2010 and has served as counsel of W.R. Huff Asset Management Co. and its affiliates for the past eighteen years. He is a Trustee of the Adelphia Recovery Trust, was previously a director of CKx, Inc., and serves on the board of several private companies.

Other than as disclosed herein, there are no arrangements or understandings between Mr. Bloom and any other person pursuant to which he was appointed as a director. There are no relationships or related transactions between Mr. Bloom, in his individual capacity, and the Company of the type required to be disclosed under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Circle Entertainment Inc.

April 19, 2012	By:	Mitchell J. Nelson

Name: Mitchell J. Nelson
Title: Executive Vice President, General Counsel and Secretary